UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2012

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Group 1 Automotive, Inc. (the “Company”), was held on May 8, 2012. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as set forth below.

Proposal 1

The two director nominees named in the Company’s proxy statement were elected as Class I directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Earl J. Hesterberg	18,342,499	146,622	2,329,238
Beryl Raff	18,389,840	99,281	2,329,238

Proposal 2

The proposal to approve, on an advisory basis, the resolution on executive compensation, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
17,718,191	761,881	9,049	2,329,238

Proposal 3

The proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2012 was approved based upon the following votes:

For	Against	Abstain
20,710,583	104,326	3,450

8.01 Other Events.

Acquisition of Essex Audi Group

On May 7, 2012 the Company announced that it acquired the Essex Audi Group dealerships in the Southeast region of England. The group is composed of six Audi franchises. A copy of the press release is attached hereto as Exhibit 99.1.

Increase in Quarterly Dividend

On May 8, 2012 the Company announced that its board of directors approved an increase in the quarterly cash dividend to $0.15 per share payable on June 15, 2012, to stockholders of record on June 1, 2012. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Group 1 Automotive, Inc., dated as of May 7, 2012.

99.2 Press release of Group 1 Automotive, Inc., dated as of May 8, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 11, 2012	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Group 1 Automotive, Inc., dated as of May 7, 2012.
99.2	Press release of Group 1 Automotive, Inc., dated as of May 8, 2012.